CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form 1-A of our report dated June 30, 2023 of Sow Good Investments, LLC relating to the audit of the financial statements for the period from April 5, 2023 to May 31, 2023, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Williams Overman Pierce, LLP

Raleigh, North Carolina

August 7, 2023